The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 13, 2026

PRICING SUPPLEMENT dated January    , 2026

(To the Product Supplement No. WF1 dated December 20, 2023 and the Prospectus Supplement and the Prospectus, each dated December 20, 2023)

Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

Royal Bank of Canada Senior Global Medium-Term Notes, Series J

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

■  Linked to the lowest performing of the Class C common stock of Dell Technologies Inc., the common stock of Netflix, Inc. and the common stock of Uber Technologies, Inc. (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the lowest performing Underlying Stock from its starting value to its ending value. The lowest performing Underlying Stock is the Underlying Stock with the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting value to its ending value. The maturity payment amount will reflect the following terms:

■ If the value of the lowest performing Underlying Stock increases, remains flat or decreases, but the decrease is not more than 30%, you will receive the face amount plus a contingent fixed return of at least 36.00% (to be determined on the pricing date) of the face amount.

■  If the value of the lowest performing Underlying Stock decreases by more than 30%, you will have full downside exposure to the decrease in the value of that Underlying Stock from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities.

■   Investors may lose a significant portion, or all, of the face amount.

■  Any positive return on the securities at maturity will be limited to the contingent fixed return, regardless of any increase in the value of any Underlying Stock.

■  Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if any other Underlying Stock performs favorably.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any Underlying Stock for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The initial estimated value of the securities determined by us as of the pricing date, which we refer to as the initial estimated value, is expected to be between $900.00 and $950.00 per security and will be less than the original offering price of the securities. The final pricing supplement relating to the securities will set forth the initial estimated value. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PS-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The securities are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$23.25	$976.75
Total
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (“RBCCM”), may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Terms of the Securities
Issuer:	Royal Bank of Canada
The Class C common stock of Dell Technologies Inc. (the “DELL Stock”), the common stock of Netflix, Inc. (the “NFLX Stock”) and the common stock of Uber Technologies, Inc. (the “UBER Stock”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
Market Measures:	Market Measure	Bloomberg Ticker Symbol	Starting Value(a)	Threshold Value(b)
	DELL Stock	DELL UN	$	$
	NFLX Stock	NFLX UW	$	$
	UBER Stock	UBER UN	$	$
(a) With respect to each Underlying Stock, the closing value of that Underlying Stock on the pricing date
(b) With respect to each Underlying Stock, 70% of its starting value
Pricing Date:	January 23, 2026
Issue Date:	January 28, 2026
Calculation Day*:	February 23, 2027
Stated Maturity Date*:	February 26, 2027
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•   if the ending value of the lowest performing Underlying Stock is greater than or equal to its threshold value: $1,000 plus the contingent fixed return; or

•   if the ending value of the lowest performing Underlying Stock is less than its threshold value:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

If the ending value of the lowest performing Underlying Stock is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying Stock from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Contingent Fixed Return:	The “contingent fixed return” will be determined on the pricing date and will be at least 36.00% of the face amount per security (at least $360.00 per security). As a result of the contingent fixed return, any positive return on the securities at maturity will be limited to at least 36.00% of the face amount. The contingent fixed return is payable only if the ending value of the lowest performing Underlying Stock is greater than or equal to its threshold value.
Stock Return:	The “stock return” with respect to an Underlying Stock is the percentage change from its starting value to its ending value, calculated as follows: ending value – starting value starting value
Lowest Performing Underlying Stock:	The “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return.
Closing Value:	With respect to each Underlying Stock, “closing value” has the meaning assigned to “stock closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement. The closing value of each Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Ending Value:	The “ending value” of an Underlying Stock will be its closing value on the calculation day.
Calculation Agent:	RBC Capital Markets, LLC (“RBCCM”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see the discussions in “United States Federal Income Tax Considerations” below and in the section entitled “United States Federal Tax Considerations” in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement entitled “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”). The agent will receive the agent discount set forth on the cover page of this pricing supplement. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.

WFS and/or RBCCM, and/or one or more of their respective affiliates, expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	78017UCG3

* The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the securities are a part, and the product supplement no. WF1 dated December 20, 2023. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this pricing supplement differs from the information contained in the documents listed below, you should rely on the information in this pricing supplement.

You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the documents listed below, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Product Supplement No. WF1 dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000114036123058587/ef20016916_424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Estimated Value of the Securities

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility, and the expected term of the securities.

The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent discount and the hedging-related costs relating to the securities reduce the economic terms of the securities to you and result in the initial estimated value for the securities being less than their original issue price. Unlike the initial estimated value, any value of the securities determined for purposes of a secondary market transaction may be based on a secondary market rate, which may result in a lower value for the securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with the agent, RBCCM and/or one of their respective affiliates. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the securities. The economic terms of the securities and the initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price” below.

Any price that the agent or RBCCM makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s or RBCCM’s estimate of their value, as applicable, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of three months after the original issue date, the price at which the agent or RBCCM may purchase the securities is expected to be higher than the price that would be determined based on the agent’s or RBCCM’s valuation, respectively, at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent or RBCCM would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s or RBCCM’s valuation of the securities, as applicable, less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent or RBCCM continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s or RBCCM’s estimated value, respectively, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent or RBCCM, as applicable, would be willing to pay to purchase the securities at that time.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

■	seek a contingent fixed return at maturity of at least 36.00% (to be determined on the pricing date) of the face amount if the ending value of the lowest performing Underlying Stock is greater than or equal to its threshold value;

■	are willing to accept the risk that, if the ending value of the lowest performing Underlying Stock is less than its threshold value, they will have full downside exposure to the decrease in the value of that Underlying Stock from its starting value, and they will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

■	are willing to accept that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending value of the lowest performing Underlying Stock exceeds its starting value;

■	understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock and that they will not benefit in any way from the performance of the better performing Underlying Stocks;

■	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;

■	understand and are willing to accept the full downside risks of each Underlying Stock;

■	are willing to forgo interest payments on the securities and dividends on the Underlying Stocks; and

■	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	seek full exposure to the upside performance of the lowest performing Underlying Stock;

■	seek a greater contingent fixed return at maturity than will be provided by the terms of the securities;

■	require full payment of the face amount of the securities at stated maturity;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the ending value of the lowest performing Underlying Stock may be less than its threshold value;

■	seek current income over the term of the securities;

■	are unwilling to accept the risk of exposure to the Underlying Stocks;

■	seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

■	seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

■	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Underlying Stocks; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, see the sections titled “The Class C Common Stock of Dell Technologies Inc.,” “The Common Stock of Netflix, Inc.” and “The Common Stock of Uber Technologies, Inc.” below.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock with the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Selected Risk Considerations

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating To The Terms And Structure Of The Securities

If The Ending Value Of The Lowest Performing Underlying Stock Is Less Than Its Threshold Value, You May Lose Some Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending value of the lowest performing Underlying Stock relative to its starting value and the other terms of the securities. Because the value of the lowest performing Underlying Stock will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending value of the lowest performing Underlying Stock is less than its threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of that Underlying Stock from its starting value. The threshold value for each Underlying Stock is 70% of its starting value. For example, if the lowest performing Underlying Stock has declined by 30.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any contingent downside protection if the value of the lowest performing Underlying Stock declines below its threshold value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity. This will be the case even if the value of the lowest performing Underlying Stock is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlying Stock is greater than its starting value, your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.

You Will Receive The Contingent Fixed Return Only If The Ending Value Of The Lowest Performing Underlying Stock Is Greater Than Or Equal To Its Threshold Value.

You will receive the contingent fixed return only if the ending value of the lowest performing Underlying Stock is greater than or equal to its threshold value. If the ending value of the lowest performing Underlying Stock is less than its threshold value, then you will not receive the contingent fixed return.

Your Return Will Be Limited To The Contingent Fixed Return And May Be Lower Than The Return On A Direct Investment In The Lowest Performing Underlying Stock.

The opportunity to participate in the possible increases in the values of the Underlying Stocks through an investment in the securities will be limited because any positive return on the securities will not exceed the contingent fixed return, regardless of any increase in the value of the lowest performing Underlying Stock, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in the lowest performing Underlying Stock.

The Securities Do Not Pay Interest, And Your Return On The Securities May Be Lower Than The Return On A Conventional Debt Security Of Comparable Maturity.

There will be no periodic interest payments on the securities as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you purchased one of our conventional senior interest-bearing debt securities.

The Securities Are Subject To The Full Downside Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Any Other Underlying Stock Performs Favorably.

You are subject to the full downside risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if any other Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of one Underlying Stock could offset the poor performance of any other. Instead, you are subject to the full downside risks of whichever Underlying Stock is the lowest performing Underlying Stock. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock, And You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying Stock.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock. Although it is necessary for each Underlying Stock to close at or above its threshold value on the calculation day in order for you to receive the contingent fixed return and the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries, those industries may not perform similarly over the term of the securities.

Payments On The Securities Are Subject To Our Credit Risk, And Market Perceptions About Our Creditworthiness May Adversely Affect The Market Value Of The Securities.

The securities are our senior unsecured debt securities, and your receipt of any amounts due on the securities is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

There May Not Be An Active Trading Market For The Securities And Sales In The Secondary Market May Result In Significant Losses.

There may be little or no secondary market for the securities. The securities will not be listed on any securities exchange. Either (a) the agent and/or its affiliates or (b) RBCCM and our other affiliates may make a market for the securities; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agent, RBCCM or any of their respective affiliates, as applicable, is willing to buy the securities. At this time, we do not expect both the agent (and/or its affiliates) and RBCCM (and our other affiliates) to attempt to make a market for the securities at the same time. The agent’s and RBCCM’s valuations of the securities may differ, and consequently the price at which you may be able to sell the securities, if at all, may differ (and may be lower) depending on whether the agent or RBCCM is purchasing securities at that time. Even if a secondary market for the securities develops, it may not provide enough liquidity to allow you to easily trade or sell the securities. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price.

The initial estimated value of the securities will be less than the original offering price of the securities and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the Underlying Stocks, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the original offering price of the agent discount, our or our hedge counterparty(ies)’ estimated profit and the estimated costs related to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent discount, our or our hedge counterparty(ies)’ estimated profit or the hedging costs relating to the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate was used. Moreover, if the agent is making a market for the securities, any secondary market price will be based on the agent’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of this pricing supplement.

For a limited period of time after the original issue date, the agent or RBCCM may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.

The Initial Estimated Value Of The Securities Is Only An Estimate, Calculated As Of The Time The Terms Of The Securities Are Set.

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the Underlying Stocks, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including the agent in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of the securities.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underlying Stocks; interest rates; volatility of the Underlying Stocks; correlation among the Underlying Stocks; time remaining to maturity; and dividend yields on the Underlying Stocks. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the values of the Underlying Stocks. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underlying Stocks may not result in a comparable change in the value of the securities.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underlying Stocks.

•	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock issuers may adversely affect the values of the Underlying Stocks.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underlying Stocks.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underlying Stocks.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To The Underlying Stocks

The Maturity Payment Amount Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held each Underlying Stock for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Values Of An Underlying Stock Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuers.

•	We Cannot Control Actions By The Underlying Stock Issuers.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Its Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical maturity payment amounts for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value, threshold value or contingent fixed return. The hypothetical starting value of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlying Stock. The actual starting value and threshold value for each Underlying Stock and the actual contingent fixed return will be determined on the pricing date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information provided below. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Contingent Fixed Return:	36.00% of the face amount per security or $360.00 per security (the lowest possible contingent fixed return that may be determined on the pricing date)
Hypothetical Starting Value of Each Underlying Stock:	$100.00
Hypothetical Threshold Value of Each Underlying Stock:	$70.00 (70% of its hypothetical starting value)

Hypothetical Payout Profile

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Hypothetical Returns

Hypothetical ending value of the lowest performing Underlying Stock	Hypothetical stock return of the lowest performing Underlying Stock	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$200.00	100.00%	$1,360.00	36.00%
$175.00	75.00%	$1,360.00	36.00%
$150.00	50.00%	$1,360.00	36.00%
$140.00	40.00%	$1,360.00	36.00%
$136.00	36.00%	$1,360.00	36.00%
$130.00	30.00%	$1,360.00	36.00%
$120.00	20.00%	$1,360.00	36.00%
$110.00	10.00%	$1,360.00	36.00%
$100.00	0.00%	$1,360.00	36.00%
$90.00	-10.00%	$1,360.00	36.00%
$80.00	-20.00%	$1,360.00	36.00%
$70.00	-30.00%	$1,360.00	36.00%
$69.00	-31.00%	$690.00	-31.00%
$60.00	-40.00%	$600.00	-40.00%
$50.00	-50.00%	$500.00	-50.00%
$40.00	-60.00%	$400.00	-60.00%
$30.00	-70.00%	$300.00	-70.00%
$20.00	-80.00%	$200.00	-80.00%
$10.00	-90.00%	$100.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%
(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Hypothetical Examples

Example 1. The ending value of the lowest performing Underlying Stock is greater than its threshold value, and the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the stock return of the lowest performing Underlying Stock:

	DELL Stock	NFLX Stock	UBER Stock
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$90.00	$80.00	$95.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical stock return (ending value – starting value)/starting value:	-10.00%	-20.00%	-5.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the NFLX Stock has the lowest hypothetical stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying Stock.

Because the hypothetical ending value of the lowest performing Underlying Stock is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.

On the stated maturity date you would receive $1,360.00 per security.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Example 2. The ending value of the lowest performing Underlying Stock is greater than its threshold value, and the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the stock return of the lowest performing Underlying Stock:

	DELL Stock	NFLX Stock	UBER Stock
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$150.00	$170.00	$160.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical stock return (ending value – starting value)/starting value:	50.00%	70.00%	60.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the DELL Stock has the lowest hypothetical stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying Stock.

Because the hypothetical ending value of the lowest performing Underlying Stock is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return. Even though the lowest performing Underlying Stock increased by 50% from its starting value to its ending value, in this example, your return is limited to the contingent fixed return of 36.00%.

On the stated maturity date you would receive $1,360.00 per security.

Example 3. The ending value of the lowest performing Underlying Stock is less than its threshold value, and the maturity payment amount is less than the face amount:

	DELL Stock	NFLX Stock	UBER Stock
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$60.00	$50.00	$40.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical stock return (ending value – starting value)/starting value:	-40.00%	-50.00%	-60.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the UBER Stock has the lowest hypothetical stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying Stock.

Because the hypothetical ending value of the lowest performing Underlying Stock is less than its hypothetical threshold value, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

= $1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date you would receive $400.00 per security.

If the ending value of the lowest performing Underlying Stock is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying Stock from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Information about the Underlying Stocks

Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the issuer of each Underlying Stock can be located on a website maintained by the SEC at https://www.sec.gov by reference to that issuer’s SEC file number provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

The Class C Common Stock of Dell Technologies Inc.

According to publicly available information, Dell Technologies Inc. is a technology provider that designs, develops, manufactures, markets, sells and supports a range of solutions, products and services. Its offerings include servers and networking, storage, cloud solutions, desktops, notebooks, services, software, branded peripherals and third-party software and peripherals.

The issuer of the DELL Stock’s SEC file number is 001-37867. The DELL Stock is listed on the New York Stock Exchange under the ticker symbol “DELL.”

Historical Information

We obtained the closing prices of the DELL Stock in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the DELL Stock for the period from December 28, 2018 to January 8, 2026. The closing price of the DELL Stock on January 8, 2026 was $118.50. The red line represents a hypothetical threshold value based on the closing price of the DELL Stock on January 8, 2026. The historical performance of the DELL Stock should not be taken as an indication of the future performance of the DELL Stock during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

The Common Stock of Netflix, Inc.

According to publicly available information, Netflix, Inc. is an entertainment service that offers TV series, films and games across a variety of genres and languages.

The issuer of the NFLX Stock’s SEC file number is 001-35727. The NFLX Stock is listed on The Nasdaq Stock Market under the ticker symbol “NFLX.”

Historical Information

We obtained the closing prices of the NFLX Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the NFLX Stock for the period from January 1, 2016 to January 8, 2026. The closing price of the NFLX Stock on January 8, 2026 was $90.53. The red line represents a hypothetical threshold value based on the closing price of the NFLX Stock on January 8, 2026. The historical performance of the NFLX Stock should not be taken as an indication of the future performance of the NFLX Stock during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

The Common Stock of Uber Technologies, Inc.

According to publicly available information, Uber Technologies, Inc. develops and operates proprietary technology applications that connect (i) consumers with providers of ride services for ridesharing services, (ii) consumers with restaurants, grocers and other stores with delivery service providers for meal preparation, grocery and other delivery services, (iii) consumers with public transportation networks and (iv) shippers with carriers in the freight industry.

The issuer of the UBER Stock’s SEC file number is 001-38902. The UBER Stock is listed on the New York Stock Exchange under the ticker symbol “UBER.”

Historical Information

We obtained the closing prices of the UBER Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the UBER Stock for the period from May 10, 2019 to January 8, 2026. The closing price of the UBER Stock on January 8, 2026 was $87.59. The red line represents a hypothetical threshold value based on the closing price of the UBER Stock on January 8, 2026. The historical performance of the UBER Stock should not be taken as an indication of the future performance of the UBER Stock during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Underlying Stocks. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid derivative contracts that are “open transactions,” as described in the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities should be treated as short-term capital gain or loss unless you have held the securities for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. holders. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class C Common Stock of Dell Technologies Inc., the Common Stock of Netflix, Inc. and the Common Stock of Uber Technologies, Inc. due February 26, 2027

Supplemental Benefit Plan Investor Considerations

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the securities, (ii) the purchaser or holder’s investment in the securities, (iii) the holding of the securities or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the securities;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the securities and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the securities;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

See “Benefit Plan Investor Considerations” in the accompanying prospectus.